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                                                                     Exhibit 4.3

                             CERTIFICATE OF TRUST

                                      OF

                 COLORADO BUSINESS BANKSHARES CAPITAL TRUST I

        THIS CERTIFICATE OF TRUST OF Colorado Business Bankshares Capital Trust I (the "Trust"), dated May 23, 2000, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.)(the "ACT").

        1. NAME. The name of the business trust formed hereby is Colorado Business Bankshares Capital Trust I.

        2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is First Union Trust Company, National Association, One Rodney Square, 920 King Street, Wilmington, Delaware 19801,
Attention: Corporate Trust Administration.

        3. EFFECTIVE DATE. This Certificate of Trust will be effective upon filing.

        IN WITNESS WHEREOF, the undersigned have executed this Certficate of Trust in accordance with Section 3811(a)(1) of the Act.


                   FIRST UNION TRUST COMPANY, NATIONAL
                    ASSOCIATION, as Delaware trustee

                   By:  /s/ Edward L. Truitt, Jr.
                      -----------------------------------------
                      Name:   Edward L. Truitt, Jr.
                      Title:  Vice President


                   /s/ Richard J. Dalton
                   --------------------------------------------
                   Richard J. Dalton, As Administrative Trustee


                   /s/ Jonathon C. Lorenz
                   --------------------------------------------
                   Jonathon C. Lorenz, As Administrative Trustee


                   /s/ Lyne B. Andrich
                   --------------------------------------------
                   Lyne B. Andrich, As Administrative Trustee